EXHIBIT (e)(1)(b)

SCHEDULE A

EATON VANCE SPECIAL INVESTMENT TRUST DISTRIBUTION AGREEMENT

I. Funds sold prior to June 23, 1997 Agreement

Name of Fund Adopting this Agreement	Prior Agreements Relating to Class B and/or Class C Assets

Eaton Vance Emerging Markets Fund	Class B:	March 24, 1994/November 1, 1996
Eaton Vance Greater India Fund	Class B:	March 24, 1994/November 1, 1996
Eaton Vance Balanced Fund*	Class B:	October 28, 1993/August 1, 1995/November 1, 1996
	Class C:	October 28, 1993/January 27, 1995/August 1, 1995/November 1, 1996
Eaton Vance Special Equities Fund	Class B:	August 1, 1994/August 1, 1995/November 1, 1996
	Class C:	August 1, 1994/January 27, 1995/August 1, 1995/November 1, 1996
Eaton Vance Large-Cap Value Fund*	Class B:	August 1, 1994/August 1, 1995/November 1, 1996
	Class C:	August 1, 1994/January 27, 1995/August 1, 1995/November 1, 1996
Eaton Vance Utilities Fund*	Class B:	October 28, 1993/August 1, 1995/November 1, 1996
	Class C:	October 28, 1993/January 27, 1995/August 1, 1995/November 1, 1996
Eaton Vance Small-Cap Growth Fund	N/A

* These funds are successors in operations to funds which were reorganized, effective August 1, 1995, and the outstanding uncovered distribution charges of the predecessor funds were assumed by the above funds.

II. Funds sold since June 23, 1997

Name of Fund Adopting this Agreement	Prior Agreements Relating to Class B, Class C and/or Class R
Assets

Eaton Vance Institutional Short Term Treasury Fund	N/A
Eaton Vance Institutional Emerging Markets Fund	N/A
Eaton Vance Small-Cap Value Fund	N/A
Eaton Vance Large-Cap Core Fund	N/A
Eaton Vance Institutional Short Term Income Fund	N/A
Eaton Vance Investment Grade Income Fund	N/A
Eaton Vance Real Estate Fund	N/A
Eaton Vance Capital & Income Strategies Fund	N/A
Eaton Vance Equity Asset Allocation Fund	N/A
Eaton Vance Enhanced Equity Option Income Fund	N/A
Eaton Vance Risk-Managed Equity Option Income	N/A
Fund